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[LETTERHEAD OF PricewaterhouseCoopers]

                                                                   Exhibit 23(c)

                      Consent of Independent Accountants
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We hereby consent to the incorporation by reference, in TXU Corp.'s Registration
Statements Nos. 333-27989, 333-56055, 333-68663, 333-68663-01, 333-32831,
333-37652, 333-79221, 333-79221-01, 333-79221-02, 333-79221-03, 333-49434,
333-49434-01 and 333-49434-02 on Form S-3, and TXU Corp.'s Registration Statements Nos. 333-32833, 333-32835, 333-32837, 333-32839, 333-32841,
333-32843, 333-45657, 333-46671, 333-79627, 333-93181 and 333-93183 on Form S-8,
of our report dated March 3, 1999 on the consolidated financial statements of TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries, a wholly owned subsidiary of TXU Corp., for the period from formation (February 5, 1998) through December 31, 1998 appearing in the Annual Report on Form 10-K of TXU Corp. for the year ended December 31, 2000.

PricewaterhouseCoopers
London, England

March 9, 2001